AMENDMENT NO. 5

This AMENDMENT NO. 5 (this “Amendment”) is made as of September 1, 2020 among Guggenheim Taxable Municipal Managed Duration Trust (f/k/a Guggenheim Build America Bonds Managed Duration Trust), as borrower (the “Borrower”), Société Générale, New York Branch as lender (the “Lender”) and Société Générale, as agent (the “Agent”).
The Borrower has requested that the Lender and the Agent amend certain provisions of the Credit Agreement dated as of February 27, 2015 entered into among the Borrower, the Lender and the Agent (as amended from time to time, the “Credit Agreement”), and the Lender and the Agent are willing to do so on the terms and conditions set forth herein.  In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
1. INTERPRETATION.  Unless otherwise specifically defined herein, capitalized terms used herein and not defined herein have the meanings set forth in the Credit Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall refer to the Credit Agreement as amended hereby.
2. AMENDED AND RESTATED DEFINITIONS.  From and after the date hereof, the following terms, as used in the Credit Agreement, shall have the following meanings and/or shall incorporate the following changes:

““Commitment” means the obligation of the Lender to make Loans under this Agreement in an aggregate principal amount at any one time not to exceed $100,000,000.

“Commitment Fee Rate” means, 0.35% per annum.

“Maturity Date” means the earliest to occur of (i) the Outside Maturity Date (as extended from time to time  pursuant to an Outside Maturity Date Extension), or if such day is not a Business Day, the next preceding Business Day, (ii) the date on which the Facility is terminated pursuant Section 2(h), and (iii) the date on which the Lender’s commitment to make Loans otherwise terminates pursuant to Section 7 and Agent declares all Loans to be immediately due and payable.

“Outside Maturity Date Extension” means that on a date (an “Extension Notice Date”) that is not later than 270 calendar days prior to the then-current Outside Maturity Date, the Lender has elected, in its sole discretion, to extend the then-current Outside Maturity Date for a period of one (1) year from the Extension Notice Date by causing the Agent to deliver irrevocable written notice to the Borrower substantially in the form of Exhibit A (an “Extension Notice”) setting forth the new Outside Maturity Date (which new Outside Maturity Date shall be one (1) year from the Extension Notice Date).  Upon delivery by the Agent to the Borrower of an Extension Notice, the then-current Outside Maturity Date shall be extended to the Outside Maturity Date set forth in the Extension Notice, unless the Borrower delivers irrevocable written notice to the Agent within five (5) Business Days following the Extension Notice Date rejecting the extension of the then-current Outside Maturity Date. For the avoidance of doubt, there may be more than one Outside Maturity Date Extension prior to the occurrence of the Maturity Date.

“Outside Maturity Date” means September 1, 2021, subject to extension from time to time pursuant to an Outside Maturity Date Extension.

“Spread” means 0.83% per annum.”

3. EXHIBIT A.  From and after the date hereof, the Credit Agreement is hereby amended by inserting Exhibit A attached hereto as Exhibit A to the Credit Agreement immediately following Appendix II to the Credit Agreement.
4. REPRESENTATIONS AND WARRANTIES.  The Borrower hereby represents and warrants to the Lender and the Agent that (a) the representations and warranties contained in the Credit Agreement and the other Transaction Documents are true and correct in all material respects on the date hereof as if made on and as of the date hereof and (b) no Default or Event of Default will have occurred and be continuing before or after giving effect hereto.
5. EFFECTIVENESS.  This Amendment shall become effective upon the receipt by the Agent of (a) evidence satisfactory to the Agent that this Amendment has been executed and delivered by each of the parties hereto, in form and substance satisfactory to the Agent and (b) such certificates of resolutions or other action, incumbency certificates and/or other certificates as the Agent may require evidencing that the Borrower is duly organized or formed, validly existing and in good standing, and the identity, authority and capacity of each Person authorized to act on behalf of the Borrower in connection with the Credit Agreement and the other Transaction Documents.
6. NO OTHER AMENDMENT.  Except as expressly provided herein, this Amendment shall not operate as an amendment or waiver of any right, power or privilege of the Lender or the Agent under the Credit Agreement or of any other term or condition of the Credit Agreement and the other Transaction Documents, each of which shall remain in full force and effect in accordance with their respective terms, without any waiver, amendment or modification of any provision thereof.  For the avoidance of doubt, the parties hereto agree that the changes to the definitions of “Commitment Fee Rate” and “Spread” set forth in this Amendment shall apply only from and after the date hereof and shall not apply retroactive to the date hereof.
7. COUNTERPARTS.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
8. APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WIHTIN SUCH STATE PROVIDED THAT THE LENDER AND THE AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first set forth above.

GUGGENHEIM TAXABLE MUNICIPAL MANAGED DURATION TRUST, as Borrower

By:_________________________________________________
Name:
Title:

SOCIÉTÉ GÉNÉRALE, NEW YORK BRANCH, as Lender

By:_________________________________________________
Name:
Title:

SOCIÉTÉ GÉNÉRALE, as Agent

By:_________________________________________________
Name:
Title:

EXHIBIT A

EXTENSION NOTICE

To:  GUGGENHEIM BUILD AMERICA BONDS MANAGED DURATION TRUST
227 West Monroe Street, 7th Floor
Chicago, IL 60606
Telephone:       (312) 873-1477
Facsimile:         (312) 827-0157
Attention:        GPIM Trade Ops
Email:              GPIMTradeIOps@guggenheimpartners.com

With a copy to:
227 West Monroe Street, 7th Floor
Chicago, IL 60606
Telephone:      (312) 357-0394
Facsimile:        (312) 827-0161
Attention:       GI Legal
Email:             FundsLegal@guggenheimpartners.com

This Extension Notice is delivered as of [insert date] to Guggenheim Taxable Municipal Managed Duration Trust (f/k/a Guggenheim Build America Bonds Managed Duration Trust), as borrower (the “Borrower”), by Société Générale, as agent (the “Agent”) on behalf of Société Générale, New York Branch as lender (the “Lender”).
Pursuant to the terms of the Credit Agreement dated as of February 27, 2015 entered into among the Borrower, the Lender and the Agent (as amended from time to time, the “Credit Agreement”), the Lender has elected to extend the Outside Maturity Date for a period of one (1) year from the date of this Extension Notice.
Pursuant to the terms of the Credit Agreement, effective as of the date of this Extension Notice, the Outside Maturity Date shall hereby be extended for a period of one (1) year from the date of this Extension Notice and the new Outside Maturity Date shall be [insert date] (subject to extension from time to time as set forth in the definition of “Maturity Date” in the Credit Agreement), unless the Borrower delivers irrevocable written notice to the Agent rejecting the extension of the Outside Maturity Date within five (5) Business Days following the date of this Extension Notice.
Unless otherwise specifically defined herein, capitalized terms used herein and not defined herein have the meanings set forth in the Credit Agreement.

SOCIÉTÉ GÉNÉRALE, as Agent

By:_________________________________________________
Name:
Title: